The Savannah Bancorp, Inc.
Year-End Earnings Announcement

January 30, 2007
For Release: Immediately

The Savannah Bancorp Reports Record Annual
Earnings and Quarterly Dividend Increase

SAVANNAH, GA The Savannah Bancorp, Inc. (NASDAQ: SAVB) reported record net income of $10,002,000 in 2006 compared with net income of $9,040,000 in 2005, an increase of 11 percent. Net income per diluted share was $1.70 for 2006 and $1.63 in 2005, an increase of 4.3 percent. Average shares outstanding increased in 2006 primarily due to the private placement sale of 397,000 shares in August 2005. These earnings represent a return of 16.19 percent on average equity and 1.30 percent on average assets. The efficiency ratio was 54.3 percent for 2006. All per share amounts reflect the effect of a 5-for-4 stock split in the form of a 25 percent stock dividend distributed on December 18, 2006.

Total assets increased 17 percent to $844 million at December 31, 2006, up from $718 million a year earlier. Loans totaled $721 million compared with $614 million one year earlier, an increase of 17 percent. Deposits totaled $707 million at December 31, 2006 and $601 million at December 31, 2005, an increase of 18 percent.

Average total assets increased 12 percent to $770 million in 2006 from $685 million in 2005. Average portfolio loans were $659 million compared with $565 million in 2005, an increase of 17 percent. Average deposits were $638 million in 2006 and $577 million in 2005, an increase of 11 percent. Average brokered deposits and institutional money markets declined to $90 million in 2006 from $112 million in 2005.

President and CEO John C. Helmken II stated, “The support, loyalty and hard work of our customers, officer and employee groups, and Board are evident as we report record earnings for 2006 that cross the $10 million threshold. This milestone could not have been reached without a strong commitment from these groups. Our Bryan Bank & Trust and The Savannah Bank subsidiaries continue to achieve extraordinary growth and earnings and increased market share. With Tom Lennox now on board, we are excited about the direction of Harbourside Community Bank (“Harbourside”) and the Hilton Head Island/Bluffton market. We step into 2007 with an even stronger team of exceptional community bankers.”

Net income for the fourth quarter 2006 was $2,523,000, compared to $2,721,000 in the fourth quarter 2005, a decrease of 7.3 percent. Net income per diluted share for the fourth quarter was 43 cents in 2006 compared to 46 cents per share in 2005, or 6.5 percent lower. The return on average equity was 15.33 percent, return on average assets was 1.24 percent and the efficiency ratio was 54.9 percent for the fourth quarter. The fourth quarter earnings decrease included $145,000 in a higher provision for credit losses, $302,000 in lower mortgage related income and approximately $300,000 in higher costs associated with Harbourside. The lower mortgage related income in 2006 is due to both slower activity in the South Carolina market and personnel changes at Harbourside.

Noninterest expense increased $3,307,000 or 20 percent in 2006 compared with 2005. The increase in noninterest expense includes normal operating cost increases, approximately $225,000 non-recurring startup costs at Harbourside, approximately $1,000,000 of increased operating costs for the expansion on Hilton Head Island, South Carolina in March 2006 and approximately $299,000 of stock-based compensation expense resulting from adopting a new accounting pronouncement.

Nonperforming loans were $2,231,000, or 0.31 percent of total loans, at December 31, 2006, up from $1,357,000, or 0.22 percent of total loans, at December 31, 2005. Net loan losses for 2006 were $444,000, or 0.07 percent of average loans, compared to $76,000, or 0.01 percent in 2005. One residential real estate loan charge-off of $300,000 comprised most of the year to date charge-offs.

Today, the Board of Directors approved a 7.1 percent increase in the regular quarterly cash dividend to 12 cents per share from 11.2 cents per share as restated for the 5-for-4 stock split distributed in December 2006. The first quarter dividend is payable on February 26, 2007 to shareholders of record on February 9, 2007.

The Savannah Bancorp, Inc. (“SAVB”), a bank holding company for The Savannah Bank, N.A., Bryan Bank & Trust (Richmond Hill, GA) and Harbourside Community Bank (Hilton Head Island, SC), is headquartered in Savannah, Georgia and began operations in 1990. Its primary businesses include deposit, credit, trust and mortgage origination services provided to local customers.

Forward-Looking Statements

This press release may contain statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding future expectations or events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

Attachments - 10 pages of financial information

Contacts: John C. Helmken II, President & CEO, 912-629-6486
Robert B. Briscoe, Chief Financial Officer, 912-629-6525

A printable PDF format of this entire Annual Earnings Release may be obtained from the Corporate Website at www.savb.com under the “SEC Filings and More” link and the “Latest Earnings Release” selection.

The Savannah Bancorp, Inc. and Subsidiaries
Fourth Quarter Financial Highlights
December 31, 2006 and 2005
($ in thousands, except per share data)
(Unaudited)

Balance Sheet Data at December 31	2006	2005	% Change
Total assets	$ 843,514	$ 717,901	17
Interest-earning assets	803,927	685,531	17
Loans	720,918	613,667	17
Allowance for credit losses	8,954	7,813	15
Non-accruing loans	825	1,313	(37)
Loans past due 90 days - accruing	1,406	44	NM
Deposits	706,824	600,510	18
Interest-bearing liabilities	669,974	558,116	20
Shareholders' equity	66,574	58,543	14
Allowance for credit losses to total loans	1.24%	1.27%	(2.4)
Nonperforming assets to total loans and OREO	0.39%	0.22%	77
Loan to deposit ratio	102%	102%	-
Equity to assets	7.89%	8.15%	(3.2)
Tier 1 capital to risk-weighted assets	11.09%	11.52%	(3.7)
Total capital to risk-weighted assets	12.34%	12.77%	(3.4)
Outstanding shares (a)	5,781	5,739	0.7
Book value per share (a)	$ 11.52	$ 10.20	13
Market value per share (a)	$ 27.25	$ 28.38	(4.0)
Performance Data for the Year
Net income	$ 10,002	$ 9,040	11
Return on average assets	1.30%	1.32%	(1.5)
Return on average equity	16.19%	19.06%	(15)
Net interest margin	4.44%	4.25%	4.5
Efficiency ratio	54.29%	51.91%	4.6
Per share data: (a)
Net income - basic	$ 1.73	$ 1.68	3.0
Net income - diluted	$ 1.70	$ 1.63	4.3
Dividends	$ .448	$ .432	3.7
Average shares: (a)
Basic	5,765	5,396	6.8
Diluted	5,876	5,531	6.2
Performance Data for the Fourth Quarter
Net income	$ 2,523	$ 2,721	(7.3)
Return on average assets	1.24%	1.50%	(17)
Return on average equity	15.33%	18.75%	(18)
Net interest margin	4.26%	4.48%	(4.9)
Efficiency ratio	54.94%	49.41%	11
Per share data: (a)
Net income - basic	$ 0.44	$ 0.47	(6.4)
Net income - diluted	$ 0.43	$ 0.46	(6.5)
Dividends	$ 0.112	$ 0.108	3.7
Average shares: (a)
Basic	5,779	5,739	0.7
Diluted	5,884	5,886	-
            (a) Share and per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2006.

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2006 and 2005
($ in thousands, except share data)

	December 31,
	2006	2005
Assets
Cash and due from banks	$ 18,540	$ 14,736
Federal funds sold	18,363	11,847
Interest-bearing deposits in banks	10,394	5,885
Cash and cash equivalents	47,297	32,468
Securities available for sale, at fair value (amortized
cost of $54,163 in 2006 and $44,972 in 2005)	53,917	44,438
Loans held for sale	914	10,473
Loans, net of allowance for credit losses of $8,954 in 2006 and $7,813 in 2005	711,964	605,854
Premises and equipment, net	6,365	5,020
Other real estate owned	545	-
Bank-owned life insurance	5,760	5,551
Other assets	16,752	14,097
Total assets	$843,514	$717,901

Liabilities
Deposits:
Noninterest-bearing	$ 101,156	$ 93,082
Interest-bearing demand	116,493	93,568
Savings	18,615	19,319
Money market	147,279	118,413
Time deposits	323,281	276,128
Total deposits	706,824	600,510
Short-term borrowings	40,687	19,902
Federal Home Loan Bank advances - long-term	13,309	20,476
Subordinated debt to nonconsolidated subsidiaries	10,310	10,310
Other liabilities	5,810	8,160
Total liabilities	776,940	659,358

Shareholders' equity
Common stock, par value $1 per share: authorized
20,000,000 shares; issued 5,781,381 and 4,591,339 shares
in 2006 and 2005, respectively	5,781	4,591
Preferred stock, par value $1 per share:
authorized 10,000,000 shares, none issued	-	-
Additional paid-in capital	35,738	36,257
Retained earnings	25,690	18,272
Treasury stock, 318 and 267 shares
in 2006 and 2005, respectively	(4)	(4)
Accumulated other comprehensive loss, net	(631)	(573)
Total shareholders' equity	66,574	58,543
Total liabilities and shareholders' equity	$843,514	$717,901

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
For the Two Years and Five Quarters Ending December 31, 2006
($ in thousands, except per share data)
				(Unaudited)
	For the Years Ended			2006				2005	Q4-06 /
	December 31,		%	Fourth	Third	Second	First	Fourth	Q4-05
	2006	2005	Chg	Quarter	Quarter	Quarter	Quarter	Quarter	% Chg
Interest and dividend income
Loans, including fees	$51,541	$38,503	34	$14,063	$13,209	$12,548	$ 11,721	$10,936	29
Loans held for sale	558	1,335	(58)	52	64	233	209	227	(77)
Investment securities	2,240	1,671	34	599	572	559	510	445	35
Deposits with banks	293	473	(38)	127	65	54	47	171	(26)
Federal funds sold	557	376	48	116	166	148	127	154	(25)
Total interest and dividend income	55,189	42,358	30	14,957	14,076	13,542	12,614	11,933	25
Interest expense
Deposits	19,342	12,373	56	5,754	5,251	4,443	3,894	3,616	59
Other borrowings	2,617	1,297	102	775	540	746	556	346	124
FHLB advances	778	1,009	(23)	168	166	197	247	253	(34)
Total interest expense	22,737	14,679	55	6,697	5,957	5,386	4,697	4,215	59
Net interest income	32,452	27,679	17	8,260	8,119	8,156	7,917	7,718	7.0
Provision for credit losses	1,585	1,500	5.7	450	360	360	415	305	48
Net interest income after the
provision for credit losses	30,867	26,179	18	7,810	7,759	7,796	7,502	7,413	5.4
Noninterest income
Service charges on deposits	1,526	1,622	(5.9)	389	384	377	376	406	(4.2)
Mortgage related income, net	886	1,292	(31)	200	203	252	231	502	(60)
Trust fees	658	501	31	170	164	166	158	143	19
Other operating income	1,233	979	26	331	305	291	306	202	64
Gain (loss) on sale of OREO	-	(7)	(100)	-	-	-	-	(1)	-
Total noninterest income	4,303	4,387	(1.9)	1,090	1,056	1,086	1,071	1,252	(13)
Noninterest expense
Salaries and employee benefits	10,852	9,530	14	2,659	2,717	2,785	2,691	2,474	7.5
Occupancy and equipment	2,920	2,199	33	768	755	746	651	556	38
Information technology	1,525	1,244	23	417	372	374	362	328	27
Other operating expense	4,656	3,673	27	1,293	1,101	1,071	1,191	1,074	20
Total noninterest expense	19,953	16,646	20	5,137	4,945	4,976	4,895	4,432	16
Income before income taxes	15,217	13,920	9.3	3,763	3,870	3,906	3,678	4,233	(11)
Income tax expense	5,215	4,880	6.9	1,240	1,280	1,368	1,327	1,512	(18)
Net income	$10,002	$ 9,040	11	$ 2,523	$ 2,590	$ 2,538	$ 2,351	$ 2,721	(7.3)
Net income per share:
Basic	$ 1.73	$ 1.68	3.0	$ .44	$ .45	$ .44	$ .41	$ .47	(6.4)
Diluted	$ 1.70	$ 1.63	4.3	$ .43	$ .44	$ .43	$ .40	$ .46	(6.5)
Average basic shares (000s)	5,765	5,396	6.8	5,779	5,761	5,759	5,759	5,739	0.7
Average diluted shares (000s)	5,876	5,531	6.2	5,884	5,886	5,894	5,886	5,886	-
Performance Ratios
Return on average equity	16.19%	19.06%	(15)	15.33%	16.46%	16.91%	16.14%	18.75%	(18)
Return on average assets	1.30%	1.32%	(1.5)	1.24%	1.34%	1.33%	1.29%	1.50%	(17)
Net interest margin	4.44%	4.25%	4.5	4.26%	4.42%	4.51%	4.59%	4.48%	(4.9)
Efficiency ratio	54.3%	51.9%	4.6	54.9%	53.9%	53.8%	54.5%	49.4%	11
Average equity	61,766	47,428	30	65,297	62,435	60,195	59,058	57,571	13
Average assets	769,917	685,163	12	809,491	767,649	765,080	736,674	719,743	12
Average interest-earning assets	734,470	655,632	12	772,192	732,405	729,101	703,438	687,307	12
                  (a) Share and per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2006.

The Savannah Bancorp, Inc. and Subsidiaries
Selected Financial Condition Highlights - Five-Year Comparison
($ in thousands, except per share data)
(Unaudited)

	2006	2005	2004	2003	2002
Selected Average Balances
Assets	$769,917	$685,163	$557,474	$443,502	$396,836
Loans held for sale	7,842	23,033	27,209	939	-
Loans, net of unearned income	658,750	565,131	441,421	356,006	307,285
Securities	50,600	41,300	40,703	44,015	55,692
Other interest-earning assets	17,278	26,168	22,383	21,198	13,426
Total interest-earning assets	734,470	655,632	531,716	422,158	376,403
Interest-bearing deposits	542,375	487,493	371,877	300,045	271,563
Borrowed funds	62,255	55,255	67,353	40,158	34,341
Total interest-bearing liabilities	604,630	542,748	439,230	340,203	305,904
Noninterest-bearing deposits	96,113	89,386	76,593	65,403	55,250
Total deposits	638,488	576,879	448,470	365,448	326,813
Shareholders' equity	61,766	47,428	38,126	35,740	33,398
Loan to deposit ratio - average	103%	98%	98%	97%	94%

Selected Financial Data at Year-End
Assets	$843,514	$717,901	$617,341	$476,865	$437,598
Interest-earning assets	803,381	685,531	593,035	449,025	394,756
Loans held for sale	914	10,473	26,471	10,393	-
Loans, net of unearned income	720,918	613,667	499,868	386,731	336,775
Deposits	706,824	600,510	506,120	389,146	363,044
Loan to deposit ratio	102%	102%	99%	99%	93%
Interest-bearing liabilities	669,974	558,116	488,546	360,817	337,213
Shareholders' equity	66,574	58,543	40,071	36,771	34,756
Shareholders' equity to total assets	7.89%	8.15%	6.49%	7.71%	7.94%
Dividend payout ratio	25.82%	25.53%	37.69%	45.00%	44.32%
Risk-based capital ratios:
Tier 1 capital to risk-based assets	11.09%	11.52%	9.95%	10.60%	9.99%
Total capital to risk-based assets	12.34%	12.77%	11.20%	11.85%	11.24%

Credit Quality Data
Nonperforming assets	$ 2,776	$ 1,357	$ 998	$ 1,525	$ 2,114
Nonperforming loans	2,231	1,357	538	598	1,997
Net credit losses	444	76	128	306	203
Allowance for credit losses	8,954	7,813	6,389	5,067	4,373
Nonperforming loans to loans	0.31%	0.22%	0.11%	0.15%	0.59%
Nonperforming assets to loans and other real estate owned	0.39%	0.22%	0.20%	0.39%	0.63%
Net credit losses to average loans	0.07%	0.01%	0.03%	0.09%	0.07%
Allowance for credit losses to total loans	1.24%	1.27%	1.28%	1.31%	1.30%

Per Share Data at Year-End (a)
Book value	$ 11.52	$ 10.20	$ 7.80	$ 7.17	$ 6.78
Common stock closing price (Nasdaq)	$ 27.25	$ 28.38	$ 21.64	$ 18.56	$ 12.20
Common shares outstanding (000s)	5,781	5,739	5,140	5,129	5,126

(a) Share and per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2006 and December 2004 and a ten percent stock dividend in February 2003.

The Savannah Bancorp, Inc. and Subsidiaries
Selected Operating Highlights - Five-Year Comparison
($ in thousands, except per share data)
(Unaudited)

	2006	2005	2004	2003	2002
Summary of operations
Interest income - taxable equivalent	$55,347	$42,544	$28,947	$23,221	$23,824
Interest expense	22,737	14,679	8,427	6,695	8,402
Net interest income - taxable equivalent	32,610	27,865	20,520	16,526	15,422
Taxable equivalent adjustment	(158)	(186)	(240)	(284)	(312)
Net interest income	32,452	27,679	20,280	16,242	15,110
Provision for credit losses	1,585	1,500	1,450	1,000	750
Net interest income after provision for credit losses	30,867	26,179	18,830	15,242	14,360
Noninterest income
Service charges on deposit accounts	1,526	1,622	1,598	1,572	1,576
Mortgage related income, net	886	1,292	1,079	776	612
Trust fees	658	501	442	398	353
Other operating income	1,233	972	981	635	469
Total noninterest income	4,303	4,387	4,100	3,381	3,010
Noninterest expense
Salaries and employee benefits	10,852	9,530	8,362	6,693	6,008
Occupancy and equipment	2,920	2,199	1,963	1,767	1,678
Information technology	1,525	1,244	1,049	908	805
Other operating expense	4,656	3,673	2,880	2,287	2,231
Total noninterest expense	19,953	16,646	14,254	11,655	10,722
Income before income taxes	15,217	13,920	8,676	6,968	6,648
Income tax expense	5,215	4,880	2,940	2,324	2,140
Net income	$ 10,002	$ 9,040	$ 5,736	$ 4,644	$ 4,508

Net income per share: (a)
Basic	$ 1.73	$ 1.68	$ 1.12	$ 0.91	$ 0.88
Diluted	$ 1.70	$ 1.63	$ 1.09	$ 0.89	$ 0.87
Cash dividends paid per share	$ 0.45	$ 0.43	$ 0.42	$ 0.41	$ 0.39
Average basic shares outstanding (000s)	5,765	5,396	5,136	5,129	5,125
Average diluted shares outstanding (000s)	5,876	5,531	5,261	5,226	5,200

Performance ratios
Net interest margin	4.44%	4.25%	3.86%	3.91%	4.10%
Return on average assets	1.30%	1.32%	1.03%	1.05%	1.14%
Return on average equity	16.19%	19.06%	15.04%	12.99%	13.50%
Efficiency ratio	54.29%	51.91%	58.47%	59.40%	59.17%

  (a) Share and per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2006 and December 2004 and a ten percent stock dividend in  February 2003.

The Savannah Bancorp, Inc. and Subsidiaries
Selected Quarterly Data - 2006 and 2005
($ in thousands, except per share data)
(Unaudited)

Condensed Quarterly Income Statements

            The following is a summary of unaudited quarterly results for 2006 and 2005:
	2006				2005
	Fourth	Third	Second	First	Fourth	Third	Second	First
Net interest income	$8,260	$8,119	$8,156	$7,917	$7,718	$7,149	$6,671	$6,141
Provision for credit losses	450	360	360	415	305	375	315	505
Net interest income after
provision for credit losses	7,810	7,759	7,796	7,502	7,413	6,774	6,356	5,636
Noninterest income	1,090	1,056	1,086	1,071	1,252	1,093	1,048	994
Noninterest expense	5,137	4,945	4,976	4,895	4,432	4,239	4,032	3,943
Income before income taxes	3,763	3,870	3,906	3,678	4,233	3,628	3,372	2,687
Income tax expense	1,240	1,280	1,368	1,327	1,512	1,274	1,188	906
Net income	$2,523	$2,590	$2,538	$2,351	$2,721	$2,354	$2,184	$1,781

Per share: (a)
Net income - basic	$ .437	$ .450	$ .441	$ .408	$ .474	$ .433	$ .418	$ .343
Net income - diluted	$ .429	$ .441	$ .432	$ .401	$ .462	$ .422	$ .409	$ .335
Dividends	$ .112	$ .112	$ .112	$ .112	$ .108	$ .108	$ .108	$ .108
Average shares (000s)
Basic	5,779	5,761	5,759	5,759	5,739	5,433	5,221	5,191
Diluted	5,884	5,886	5,894	5,886	5,886	5,584	5,344	5,324

(a) Share and per share amounts have been adjusted to reflect the effect of a 5-for-4 stock split in December 2006. The summation of quarterly earnings per share may not agree with annual earnings per share.

Quarterly Market Values of Common Shares

The Company's common stock was sold in an initial public offering on April 10, 1990. It is traded on the NASDAQ Global Market under the symbol SAVB. The quarterly high, low and closing stock trading prices for 2006 and 2005 are listed below. There were approximately 720 holders of record of Company Common Stock and, according to information available to the Company, approximately 740 additional shareholders in street name through brokerage accounts at December 31, 2006. The per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2006.

	2006				2005
Closing Market Prices	Fourth	Third	Second	First	Fourth	Third	Second	First

High	$28.14	$30.31	$30.40	$29.58	$30.00	$27.63	$24.76	$23.08
Low	26.60	26.58	27.26	27.12	27.40	24.22	22.24	21.20
Close	27.25	26.64	30.26	28.06	28.38	27.60	24.76	23.08

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis - 2006 and 2005

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)		Vari-	Attributable to
2006	2005	2006	2005		2006	2005	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 5,969	$ 14,747	4.91	3.21	Interest-bearing deposits	$ 293	$ 473	$ (180)	$ 251	$ (431)
48,190	36,999	4.47	4.02	Investments - taxable	2,153	1,489	664	166	498
2,410	4,301	7.47	6.93	Investments - non-taxable	180	298	(118)	23	(141)
11,309	11,421	4.93	3.29	Federal funds sold	557	376	181	187	(6)
7,842	23,033	7.12	5.80	Loans held for sale	558	1,335	(777)	304	(1,081)
658,750	565,131	7.83	6.83	Loans (c)	51,606	38,573	13,033	5,651	7,382
734,470	655,632	7.54	6.49	Total interest-earning assets	55,347	42,544	12,803	6,582	6,221
35,447	29,531			Noninterest-earning assets
$769,917	$685,163			Total assets

				Liabilities and equity
				Deposits
$ 95,138	$ 89,963	1.32	0.77	NOW accounts	1,254	697	557	495	62
19,104	20,020	0.99	0.93	Savings accounts	190	187	3	12	(9)
135,736	104,023	3.75	2.35	Money market accounts	5,093	2,443	2,650	1,456	1,194
105,220	76,661	4.68	3.45	CDs, $100M or more	4,927	2,642	2,285	943	1,342
81,084	112,347	3.98	3.24	CDs, broker	3,225	3,640	(415)	831	(1,246)
106,093	84,479	4.39	3.27	Other time deposits	4,653	2,764	1,889	946	943
542,375	487,493	3.57	2.54	Total interest-bearing deposits	19,342	12,373	6,969	4,683	2,286
15,770	20,669	4.93	4.88	FHLB advances - long term	778	1,009	(231)	10	(241)
36,175	24,276	4.98	2.78	Short-term borrowings	1,802	675	1,127	534	593
10,310	10,310	7.90	6.03	Subordinated debt	815	622	193	193	0
				Total interest-bearing
604,630	542,748	3.76	2.70	liabilities	22,737	14,679	8,058	5,420	2,638
96,113	89,386			Noninterest-bearing deposits
7,408	5,601			Other liabilities
61,766	47,428			Shareholders' equity
$769,917	$685,163			Liabilities and equity
		3.78	3.79	Interest rate spread
		4.44	4.25	Net interest margin
				Net interest income	$32,610	$27,865	$4,745	$ 1,162	$3,583
$129,840	$112,884			Net earning assets
$638,488	$576,879			Average deposits
		3.03	2.14	Average cost of deposits
103%	98%			Average loan to deposit ratio
(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities. Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.
(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $---158 in 2006 and $186 in 2005.
(c) Average nonaccruing loans have been excluded from total average loans and categorized as a noninterest-earning asset.

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis - Fourth Quarter, 2006 and 2005

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
Q4	Q4	Q4	Q4		Q4	Q4	Vari-
2006	2005	2006	2005		2006	2005	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 9,869	$ 17,189	5.11	3.95	Interest-bearing deposits	$ 127	$ 171	($44)	$ 50	($ 94)
50,116	40,065	4.61	4.04	Investments - taxable	582	408	174	58	116
2,104	3,769	7.54	6.74	Investments - non-taxable	40	64	(24)	8	(32)
10,119	15,351	4.55	3.98	Federal funds sold	116	154	(38)	22	(60)
2,204	14,031	9.36	6.42	Loans held for sale	52	227	(175)	104	(279)
697,780	596,902	8.00	7.28	Loans (c)	14,079	10,954	3,125	1,083	2,042
772,192	687,307	7.70	6.91	Total interest-earning assets	14,996	11,978	3,018	1,325	1,693
37,299	32,436			Noninterest-earning assets
$809,491	$719,743			Total assets

				Liabilities and equity
				Deposits
$ 104,879	$ 97,353	1.63	1.06	NOW accounts	431	260	171	140	31
18,350	19,488	0.99	1.00	Savings accounts	46	49	(3)	0	(3)
143,984	117,902	4.20	2.65	Money market accounts	1,523	788	735	461	274
114,364	86,484	5.09	3.77	CDs, $100M or more	1,467	822	645	288	357
78,574	99,549	4.60	3.40	CDs, broker	912	854	58	301	(243)
114,312	92,420	4.77	3.62	Other time deposits	1,375	843	532	268	264
574,463	513,196	3.97	2.80	Total interest-bearing deposits	5,754	3,616	2,138	1,458	680
13,356	20,534	4.99	4.89	FHLB advances - long term	168	253	(85)	5	(90)
43,036	18,025	5.17	3.68	Other borrowings	561	167	394	68	326
10,310	10,310	8.23	6.89	Subordinated debt	214	179	35	35	0
				Total interest-bearing
641,165	562,065	4.14	2.98	liabilities	6,697	4,215	2,482	1,566	916
95,849	92,169			Noninterest-bearing deposits
7,180	7,938			Other liabilities
65,297	57,571			Shareholders' equity
$809,491	$719,743			Liabilities and equity
		3.56	3.93	Interest rate spread
		4.26	4.48	Net interest margin
				Net interest income	$8,299	$7,763	$536	($ 241)	$777
$131,027	$125,242			Net earning assets
$670,312	$605,365			Average deposits
		3.41	2.37	Average cost of deposits
104%	99%			Average loan to deposit ratio
(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities. Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.
(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $39 and $45 in the fourth quarter 2006 and 2005, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized as a noninterest-earning asset.

The Savannah Bancorp, Inc. and Subsidiaries
Regulatory Capital Ratios

The primary banking regulators of The Savannah Bancorp, Inc. and Subsidiary Banks have adopted capital requirements that specify the minimum level for which no prompt corrective action is required. In addition, the Federal Deposit Insurance Corporation (“FDIC”) has adopted FDIC insurance assessment rates based on certain “well-capitalized” risk-based and equity capital ratios. Failure to meet minimum capital requirements can result in the initiation of certain actions by the regulators that, if undertaken, could have a material effect on the Company’s and the Subsidiary Banks’ financial statements. The following tables show the capital ratios for the Company and the Subsidiary Banks at December 31, 2006 and 2005:
($ in thousands)	Company		Savannah		Bryan		Harbourside
	2006	2005	2006	2005	2006	2005	2006	2005
Qualifying Capital
Tier 1 capital	$77,205	$69,116	$48,718	$43,047	$16,833	$13,962	$ 8,687	$ -
Total capital	85,910	76,617	54,712	48,656	18,874	15,798	9,207	-
Leverage Ratios
Tier 1 capital to average assets	9.57%	9.60%	8.58%	7.93%	9.23%	8.08%	15.55%	- %
Risk-based Ratios
Tier 1 capital to risk-weighted assets	11.09%	11.52%	10.17%	9.60%	10.31%	9.51%	16.98%	- %
Total capital to risk-weighted assets	12.34%	12.77%	11.42%	10.85%	11.56%	10.76%	18.00%	- %

Following are the regulatory capital ratios minimum ratio and the minimum ratios to be classified as a well-capitalized holding company or bank:

	Well-
Regulatory Capital Guidelines:	Capitalized	Minimum
Tier 1 capital to average assets	5.00%	4.00%
Tier 1 capital to risk-weighted assets	6.00%	4.00%
Total capital to risk-weighted assets	10.00%	8.00%

The Savannah Bancorp, Inc. and Subsidiaries
Loan Concentration Schedule
($ in thousands)	12/31/06	% of Total	12/31/05	% of Total	% Dollar Change
Non-residential real estate
Owner-occupied	$ 90,848	13	$ 93,714	15	(3)
Non owner-occupied	98,032	14	80,799	13	21
Construction	22,128	3	14,601	2	52
Commercial land and lot development	35,610	5	44,276	7	(20)
Total non-residential real estate	246,618	35	233,390	37	6
Residential real estate
Owner-occupied - 1-4 family	87,965	12	71,582	12	23
Non owner-occupied - 1-4 family	68,397	10	58,142	10	18
Construction	110,413	15	90,855	15	22
Residential land and lot development	93,060	12	61,149	10	52
Home equity lines	40,794	6	39,230	6	4
Total residential real estate	400,629	55	320,958	53	25
Total real estate loans	647,247	90	554,348	90	17
Commercial	57,740	8	45,934	8	26
Consumer	16,624	2	14,156	2	17
Unearned fees, net	(693)	-	(771)	-	(10)
Total loans, net of unearned fees	$ 720,918	100	$ 613,667	100	17

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statement of Shareholders' Equity
For the Three Years Ended December 31, 2006
($ in thousands, except share data)

	December 31,
	2006	2005	2004
Common shares issued
Shares, beginning of year	4,591,339	4,112,448	3,290,223
Common stock issued	-	397,273	-
Stock split / dividend	1,155,564	-	822,225
Stock options exercised	34,478	81,618	-
Shares, end of year	5,781,381	4,591,339	4,112,448
Treasury shares owned
Shares, beginning of year	267	282	8,246
Stock split / dividend	63	(15)	36
Stock options exercised	(12)	-	(8,000)
Shares, end of year	318	267	282
Common stock
Balance, beginning of year	$ 4,591	$ 4,112	$ 3,290
Common stock issued	-	397	-
Stock split / dividend	1,156	-	822
Stock options exercised	34	82	-
Balance, end of year	5,781	4,591	4,112
Additional paid-in capital
Balance, beginning of year	36,257	24,232	25,109
Common stock issued, net of issuance costs	-	11,191	-
Stock split / dividend	(1,165)	-	(822)
Stock-based compensation expense	299	-	-
Stock options exercised	272	494	(55)
Stock options tax benefit	75	340	-
Balance, end of year	35,738	36,257	24,232
Retained earnings
Balance, beginning of year	18,272	11,539	7,965
Net income	10,002	9,040	5,736
Cash dividends paid	(2,584)	(2,307)	(2,162)
Balance, end of year	25,690	18,272	11,539
Treasury stock
Balance, beginning of year	(4)	(4)	(147)
Stock options exercised	-	-	143
Balance, end of year	(4)	(4)	(4)
Accumulated other comprehensive income (loss), net
Balance, beginning of year	(573)	192	554
Change in unrealized losses on securities
available for sale, net of tax	178	(522)	(362)
Net change in fair value of derivative
instruments, net of tax	(236)	(243)	-
Balance, end of year	(631)	(573)	192
Total shareholders' equity	$ 66,574	$ 58,543	$ 40,071